                                                                      EXHIBIT 21




                            FUQUA ENTERPRISES, INC.

                                  SUBSIDIARIES
                               DECEMBER 31, 1996

                                                                                      Date of                  % of
            Name of Subsidiary                        Incorporated                 Incorporation            Ownership
--------------------------------------------- ----------------------------       -----------------          ---------
Basic American Medical Products, Inc.                   Georgia                       7-30-76                  100%
   Basic American Sales and
    Distribution Co., Inc.                              Delaware                      9-17-96                  100%

Hancock-Ellsworth Tanners, Inc.*                        Delaware                      2-3-70                   100%

Irving Tanning Company                                  Delaware                      3-30-62                  100%
   Irving Tanning Leather Co., Inc.                     Delaware                      10-21-96                 100%
   Vista Leather International Corp.                    Barbados                      7-18-94                  100%

Kroy Tanning Company, Incorporated*                     Delaware                      2-2-65                   100%

Lumex Medical Products, Inc.                            Delaware                      3-7-96                   100%
   Lumex Sales and Distribution Co., Inc.               Delaware                      9-17-96                  100%

Seagrave Leather Corporation*                           Maine                         10-1-79                  100%
   Wilton Tanning Company*                              Maine                         6-29-59                  100%




* Inactive